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Exhibit 5.1

November 29, 2007

Optimer Pharmaceuticals, Inc.
10110 Sorrento Valley Road, Suite C
San Diego, California 92121

Ladies and Gentlemen:

        You have requested our opinion with respect to certain matters in connection with the filing by Optimer Pharmaceuticals, Inc., a Delaware corporation (the "Company"), of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission, pursuant to which the Company is registering for resale under the Securities Act of 1933, as amended, an aggregate of 4,600,000 shares of the Company's Common Stock, on behalf of certain selling stockholders.

        In connection with this opinion, we have examined the Registration Statement and related Prospectus, the Company's Amended and Restated Certificate of Incorporation, its Amended and Restated Bylaws, and such other records, documents, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. As to certain factual matters, we have relied upon a certificate of an officer of the Company. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

        Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion as to whether the laws of any particular jurisdiction are applicable to the subject matter hereof.

        On the basis of the foregoing and in reliance thereon, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

        We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley Godward Kronish LLP

By:	/s/ THOMAS A. COLL Thomas A. Coll

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  Exhibit 5.1